UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 10, 2009

GERMAN AMERICAN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)

711 Main Street
Box 810
Jasper, Indiana	47546
(Address of Principal Executive Offices)	(Zip Code)

(812) 482-1314
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 10, 2009, German American Bancorp, Inc. (the “Company”) and JPMorgan Chase Bank, N.A. (the “Lender”) executed and delivered to each other a fourth amendment to the Second Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated December 29, 2006, as previously amended by three prior amendments ("Loan Agreement") between the Lender and the Company.  Pursuant to the amendment, the Lender agreed to extend a new revolving line of credit in the amount of $10 million under the Loan Agreement (a prior $10 million line of credit previously available under the Loan Agreement had expired with no outstanding borrowings thereunder as of September 30, 2009) through September 30, 2010.  The amendment fixes new interest rates payable with respect to amounts borrowed under the revolving line of credit from time to time and restricts the permissible uses of proceeds of the Revolving Loan, all as set forth in the text of the amendment which is filed as Exhibit 99 to this report and is incorporated herein by reference.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements And Exhibits.

(c)	Exhibits

Exhibit 99
Fourth Amendment to Second Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated as of December 10, 2009, by and between JPMorgan Chase Bank, N.A., and German American Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

Date: December 15, 2009	By:	/s/ Mark A. Schroeder
Mark A. Schroeder
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99
Fourth Amendment to Second Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated as of December 10, 2009, by and between JPMorgan Chase Bank, N.A., and German American Bancorp, Inc.